UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2015

ISRAMCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12500	13-3145265
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 West Loop South Suite 810 Houston Texas 77027
 (Address of principal executive offices, including Zip Code)

713-621-3882
(Registrant's telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2015, Isramco Onshore LLC (“Isramco Onshore”), a newly formed, wholly-owned, subsidiary of Isramco, Inc. (the “Company”), entered into a secured Credit Agreement (the “Facility”) with Société Générale, as Administrative Agent and Issuing Lender, SG Americas Securities LLC, as Sole Bookrunner, Lead Arranger and Documentation Agent, and the lenders party thereto from time to time, as Lenders. The Facility provides for a commitment by Société Générale of $150,000,000 USD, subject to an initial borrowing base of $40,000,000 USD.

The following is a summary of the material terms of the Facility and is qualified in its entirety by reference to the text of the Exhibits hereto:

•	The tenor of the Facility is four (4) years.

•	The Facility is secured by certain onshore United States oil and gas properties situated in Texas, New Mexico, Oklahoma and Wyoming.

•	Pricing under the Facility for EuroDollar Rate (as defined in the Facility) loans ranges from the EuroDollar rate plus 1.75% to the EuroDollar rate plus 2.75% depending on borrowing base utilization.

•	Pricing under the Facility for Reference Rate (as defined in the Facility) loans ranges from the Reference Rate plus 0.75% to the Reference Rate Spread plus 1.75% based on borrowing base utilization.

•
Isramco Onshore has various financial and operating covenants required by the Facility, including, among other things, the requirement that, during the term of the Facility, Isramco Onshore must have a Minimum Current Ratio (as defined in the Facility) of not less than 1.00:1.00, a Maximum Leverage Ratio (as defined in the Facility) of not less than 4.00:1.00 and a Minimum Interest Coverage Ratio (as defined in the Facility) of at least 2.50:1.00.

•	The Facility provides for customary events of default, including, but not limited to, payment defaults, breach of representations or covenants, bankruptcy events and change of control.

•
Under the Facility, Isramco Onshore has made certain customary representations and warranties and is required to comply with various other covenants, reporting requirements and other customary requirements for similar facilities.

•	Isramco Onshore incurred certain customary costs and expenses in connection with obtaining the Facility.

The foregoing descriptions of the Facility as set forth in this Item 1.01 are summaries only and are each qualified in all respects by the provisions of the Facility, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.07.    Submission of Matters to a Vote of Security holders

On June 29, 2015, the Company held its annual meeting of stockholders. The following matters were voted on by the stockholders: (i) election of directors and (ii) the ratification of the appointment of Malone Bailey, LLP (“Malone”) as the Company’s auditors for the fiscal year ending December 31, 2015.   Stockholders representing 1,819,028 out of a total of 2,717,687 shares of the Company’s common stock were present at the meeting in person or by proxy, representing a quorum for the transaction of all business to be considered at the annual meeting.

At the meeting, (i) Joseph From, Max Pridgeon, Nir Hasson, Haim Tsuff, Frans Sluiter, and Asaf Yarkoni were re-elected as directors, and (ii) the appointment of Malone as the Company’s auditors for the fiscal year ending December 31, 2015 was ratified.

The final vote tallies were as follows:

1.  Proposal to elect directors to serve until the Company’s 2016 Annual Meeting of Stockholders.

NAME	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTE
Joseph From	1,712,322	54,717	51,989
Max Pridgeon	1,764,286	2,753	51,989
Nir Hasson	1,765,311	2,728	51,989
Haim Tsuff	1,727,633	39,406	51,989
Frans Sluiter	1,764,331	2,708	51,989
Asaf Yarkoni	1,764,331	2,708	51,989

2. Proposal to ratify the appointment of Malone as the Company’s auditors for the fiscal year ending December 31, 2015.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

1,814,107	2,684	2,237	0

Item 9.01. Financial Statements and Exhibits

(d)              Exhibits:

10.1            Credit Agreement dated as of June 30, 2015, by and among Isramco Onshore LLC, as Borrower, Société Générale, as Administrative Agent and Issuing Lender, SG Americas Securities LLC, as Sole Bookrunner, Lead Arranger and Documentation Agent, and the lenders party thereto from time to time, as Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISRAMCO, INC.

DATED: July 6, 2015	By:	/s/ Anthony K. James
Anthony K. James
General Counsel & Secretary